Exhibit C

POWER OF ATTORNEY

GRANTOR:

Suzano Holding S.A. (CNPJ/MF no. 60.651.809/0001-05), with registered office in this City of São Paulo, State of São Paulo, at Avenida Brigadeiro Faria Lima, nº 1355, 9th floor, part, herein represented by its Vice-President Executive Officers, Claudio Thomaz Lobo Sonder (RG n° 2.173.952-3-SSP/SP; CPF/MF n° 066.934.078-20), Brazilian, married, engineer, and Orlando de Souza Dias (RG n° 4.125.301-2-SSP/SP; CPF/MF n° 046.293.378-49), Brazilian, married, accountant, both domiciled and residing at Avenida Brigadeiro Faria Lima, nº 1355, 9th and 10th floor, respectively, appoint and constitute each of the below the Grantor’s true and lawful attorneys-in-fact:

Group I ATTORNEYs-IN-FACT:

1)	Maria Cecilia Castro Neves Ipiña (RG n° 53.077.600-5-SSP/SP; CPF/MF n° 938.418.767-49), Brazilian, married, lawyer; and
2)	Marcel Paes de Almeida Piccinno (RG n° 18.698.855-2-SSP/SP; CPF/MF n° 282.998.458-74), ), Brazilian, married, business manager.

Group II ATTORNEYs-IN-FACT:

1)	Edgard Marques Filho (RG n° 3.341.937-1-SSP/SP; CPF/MF n° 065.994.438-34), Brazilian, married, economist;

2)       Isabel Cotta Fernandino de França Leme (RG n° 23.304.589-2-SSP/SP; CPF/MF n°

153.128.908-80), Brazilian, divorced, business manager; and

3)	Marcos Rabinovich (RG n° 10.552.091-3-SSP/SP; CPF/MF n° 174.387.738-25), Brazilian, married, business manager.

Group III ATTORNEYs-IN-FACT:

1)	Marcos Hiyoshi Kubo (RG n° 7.783.139-SSP/SP; CPF n° 844.968.008-53), Brazilian, married, lawyer;
2)	Paulo Augusto Lopes de Barros (RG n° 58.860.502-5-SSP/SP; CPF n° 900.235.876-87), Brazilian, married, engineer; and
3)	Ton Takata Normanha (RG n° 24.356.435-1-SSP/SP; CPF/MF n° 273.808.478-80), Brazilian, married, engineer.

Group IV ATTORNEYs-IN-FACT:

1)	Alyson Oliveira Calazans (RG n° 29.119.036-4-SSP/SP; CPF n° 261.317.378-51), Brazilian, married, legal assistant; and
2)	Luzia de Lourdes Galan Vieira (RG n° 5.727.808-SSP/SP; CPF/MF n° 528.507.818-00),

Brazilian, married, realtor.

all domiciled and residing this City of São Paulo, State of São Paulo, at Avenida Brigadeiro Faria Lima, nº 1355, 9th and 10th floor.

POWERS (with the purpose of):

(i)       any of the Grantor’s Vice-President Executive Officers acting jointly with any of the Group I or Group II Attorney-in-Fact:

a)	general power to fulfill company’s purpose, manage Grantor’s assets, businesses and interests, enter into agreements of any nature and enter into banking and commercial transactions without amount limitation (including opening, managing and closing Grantor’s checking accounts, issuing bank checks, payment orders and other instruments, and make investments and divestments in investment accounts), act on behalf of the Grantor in general corporate meeting, enter into labor-related instruments, as well other acts and things whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted; and

b)       exercise rights and powers listed in items (ii) and (iii) below.

(ii)       any of the Group I Attorneys-in-Fact acting jointly with any of the Group III Attorneys-in-Fact:

a)	manage Grantor’s checking accounts, issuing bank checks, payment orders and other instruments, up to a maximum individual amount of R$500,000.00 (five hundred thousand Reais);
b)	make investments and divestments in investment accounts, in domestic financial institutions, up to an amount of R$500,000.00 (five hundred thousand Reais) per transaction;
c)	execute any of the Grantor’s contracts, including foreign exchange contracts, up to an individual amount of R$500,000.00 (five hundred thousand Reais), as well as sign customer registration forms;
d)	authorize cash transfers, in any amount, between accounts held by the Grantor;
e)	sign layouts, memorandums, requests and other documents related to administrative proceedings for the approval of real estate projects;
f)	open and close Grantor’s checking accounts, in any institution in the country; and
g)	exercise rights and powers listed in item (iii) below.

(iii)       any of the Group I or Group II Attorneys-in-Fact acting jointly with any of the Group III Attorneys-in-Fact:

a)	manage Grantor’s checking accounts, issuing bank checks, payment orders and other instruments, of individual amount of up to R$200,000.00 (two hundred thousand Reais);
b)	make investments and divestments in investment accounts, in domestic financial institutions, up to an amount of R$200,000.00 (two hundred thousand Reais) per transaction;
c)	execute any of the Grantor’s contracts, including foreign exchange contracts, up to an individual amount of R$200,000.00 (two hundred thousand Reais), as well as sign customer registration forms;
d)	authorize cash transfers, in any amount, between accounts held by the Grantor;
e)	sign layouts, memorandums, requests and other documents related to administrative proceedings for the approval of real estate projects;
f)	open and close Grantor’s checking accounts, in any institution in the country;
g)	request bank checks and bank account statements;
h)	endorse checks for bank deposit in Grantor’s checking account;
i)	authorize release of payroll;
j)	sign authorizations to use account in the social security fund of Grantor’s employees; and
k)	update registration forms, banking information, requests of statements, banking transactions, update investor profile and answer FATCA questionnaires.

(iii)       each Attorney-in-Fact individually:

a)	act on behalf of the Grantor or appoint employees to act on its behalf before Labor Courts and Unions; and
b)	act on behalf of the Grantor, for administrative purposes, before any federal, state or municipal Ministries, Offices, Agencies and Departments, and before public services companies in general.

This Power of Attorney may not be delegated and is valid until June 30, 2019.

Sao Paulo, February 1, 2018.

Suzano Holding S.A.

By:	/s/ Claudio Thomaz Lobo Sonder*
Name:	Claudio Thomaz Lobo Sonder
Title:	Vice-President Executive Officer

By:	/s/ Orlando de Souza Dias*
Name:	Orlando de Souza Dias
Title:	Vice-President Executive Officer

*Signed on the original (in Portuguese).